Exhibit 99.1

Inpixon Announces Pricing of $15.0 Million Registered Direct Offering Priced At-the-Market

PALO ALTO, Calif., Oct. 18, 2022 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $15.0 million of its shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase common stock in a registered direct offering priced at-the-market under Nasdaq rules. The combined purchase price for one share of common stock and associated warrants will be $5.85 and the combined purchase price for the pre-funded warrants and associated warrants will be $5.849. Under the terms of the securities purchase agreement, Inpixon has agreed to sell 2,564,102 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 3,846,153 shares of common stock. The pre-funded warrants will be immediately exercisable at a nominal exercise price of $0.001 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants will be immediately exercisable, will expire five years from the date of issuance and will have an exercise price of $5.85 per share of common stock.

The offering is expected to close on or about October 20, 2022, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The securities are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-256827), which was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on June 17, 2021. The offering will be made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement relating to the offering will be filed by Inpixon with the SEC. When available, copies of the prospectus supplement relating to the offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence™, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, Inpixon’s ability to satisfy customary closing conditions related to the proposed offering, the fluctuation of economic conditions, the impact of COVID-19 and other global events on Inpixon's results of operations and global supply chain constraints, Inpixon’s ability to complete strategic transactions and realize anticipated benefits, Inpixon’s ability to integrate the products and business from acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon's technology, Inpixon's ability to maintain compliance with Nasdaq's minimum bid price requirement and other continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon's periodic and current reports available for review at www.sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Inpixon Contacts

Media and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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